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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       November 7, 1996
                                                 -----------------------------



                      AIRPORT SYSTEMS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             Kansas                   0-22760                  48-1099142
----------------------------        -----------            -------------------
(State or other jurisdiction        (Commission            (IRS Employer
of incorporation or                 File Number)           Identification No.)
organization)

                             11300 West 89th Street
                          Overland Park, Kansas 66214
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                    (Address of principal executive offices)

                                 (913)492-0861
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              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS

On November 7, 1996, Airport Systems International, Inc. signed a $17.7 million contract with the Republic of Indonesia for the delivery of 19 DVOR's (Doppler VHF Omni Range equipment) and 22 DME's (Distance Measuring Equipment). The turnkey contract also provides installation, flight inspection, training and other support services over a two-year period. The text of the press release announcing this contract follows.

This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in any forward-looking statement as a result of a wide variety of factors and conditions, including, but not limited to the timely completion of financing for the project through the Export/Import Bank of the United States and competitive and pricing pressures related to other contracts. Further information on the factors that could affect the Company's financial results are included in the Company's SEC filings, including the Form 10-QSB for the quarter ended July 31, 1996, and the Form 10-KSB for the year ended April 30, 1996.

Contact:          Thomas C. Cargin
                  Vice President - Finance and Administration
                  (913) 495-2614


                            AIRPORT SYSTEMS AWARDED
                      MAJOR NAVAID CONTRACT WITH INDONESIA
                                  ----------
                   TWO-YEAR CONTRACT VALUED AT $17.7 MILLION

OVERLAND PARK, Kansas (November 7, 1996) - Airport Systems International, Inc. (Nasdaq/NM:ASII) today announced that it has signed a $17.7 million contract with the Republic of Indonesia for the delivery of 19 DVORs (Doppler VHF Omni Range equipment) and 22 DMEs (Distance Measuring equipment). The turnkey contract also provides installation, flight inspection, training and other support services over a two-year period.

         "This represents the largest contract ever for Airport Systems as well as an important milestone in our strategic plans to extend the Company's longer term record of growth," remarked Keith S. Cowan, president and chief executive officer. "We expect financing for the project to be finalized over the next several months, at which time the contract will be formally considered to be in our backlog. Our goal is to commence work on the Indonesian contract early in calendar 1997."

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          Cowan noted that the Indonesian project, once finalized, will represent more than a threefold increase in the Company's backlog which currently approximates $6 million and that the contract value is 125% of fiscal year 1996 sales of $14.2 million. He remarked, "The magnitude of this contract clearly will have a significant positive impact on our financial performance over the next two years. Our role as the prime contractor for this program will improve our qualifications for performing similar turnkey projects in the future. Further, our selection for this project as well as other recent awards we have received, firmly reinforce our position as the leading supplier of navigation systems to the Asia/Pacific region.

         "We appreciate the outstanding support provided by the U.S. Government which was a critical factor leading to our selection over much larger foreign competitors. Important assistance was received from the Export/Import Bank of the United States, the U.S. Trade Development Agency, the U.S. Department of Transportation and Secretary Federico Pena, and the U.S. Department of Commerce and Secretary Mickey Kantor. These agencies helped insure that the jobs related to this program will be American jobs," he concluded.

         Michael M. Warner, vice president - business development, said, "This contract with the Directorate General of Air Communications will result in a significant enhancement to the air navigation system within Indonesia and that geographic region. The contract also marks an encouraging start to what we believe will be a pattern of other new navaid awards internationally. Recent signs point to encouraging headway on a number of major construction projects which involve new airports or significant upgrades and expansion of existing facilities. In Indonesia and the Asia/Pacific region alone, we believe the potential for navaid business over the next several years exceeds $200 million."

          Airport Systems International, Inc. designs, manufactures, markets and installs ground-based equipment (navaids) and airfield signs to aid the in-flight navigation and ground movement of aircraft. The Company's products are used worldwide to guide the navigation of aircraft in various phases of a flight and in all visibility conditions.

                                    - END -

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             AIRPORT SYSTEMS INTERNATIONAL, INC.


November 15, 1996            /s/ THOMAS C. CARGIN
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Date                        Thomas C. Cargin, Vice President of Finance and
                            Administration, Secretary, and Principal Accounting Officer

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